For the semi annual period ended 6/30/98
File number 811-7064

         Target Small Capitalization Value Portfolio

                        SUB-ITEM 77 O

                          EXHIBIT 1

        Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       Dura Automotive Systems Inc.

2.   Date of Purchase
       6/12/98

3.   Number of Securities Purchased
       7,900

4.   Dollar Amount of Purchase
       $259,219

5.   Price Per Unit
       $32.81

6.   Name(s) of Underwriter(s) or Dealer(s) From
Whom Purchased
       PaineWebber Inc.

For the semi annual period ended 6/30/98
File number 811-7064

         Target Small Capitalization Value Portfolio

                        SUB-ITEM 77 O

                          EXHIBIT 2

        Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       World Color Press Inc.

2.   Date of Purchase
       5/12/98

3.   Number of Securities Purchased
       17,900

4.   Dollar Amount of Purchase
       $537,000

5.   Price Per Unit
       $30.00

6.   Name(s) of Underwriter(s) or Dealer(s) From
Whom Purchased
       Goldman Sachs & Co.